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                                                                  Exhibit 10.9

                        JP MORGAN AND OPUS360 CORPORATION

                                   DEAL SHEET

                                October 15, 1999

BACKGROUND:

     JP Morgan ("JP Morgan") and Opus360 desire to enter into a partnership for the extranet-based Opus Xchange contractor procurement service;

     JP Morgan desires to immediately begin to drive the development of Opus Xchange as a member of the Opus360 Charter Member Program;

     Opus360 desires to announce a partnership with leading IT organizations;

     Opus360 and JP Morgan desire for JP Morgan to benefit from the success of Opus360 in conjunction with its early involvement with the company.

     Opus360 desires for JP Morgan to benefit from the success of Opus360 in conjunction with its early involvement with the Company and JP Morgan wishes to receive such benefit in the form of warrants that will be issued at today's, pre-IPO price.

DEAL TERMS:

1. JP Morgan will sign a three year service agreement for the Opus Xchange service, to be negotiated in good faith, and effective upon the signing of this deal sheet. The service agreement will be contingent upon a trial period to begin on or about January 1, 2000 and continuing for no more than three months. (See prepayment terms below)

2. JP Morgan will become a Charter Member [of] the Opus Xchange service and will participate actively in the continued development of Opus Xchange.

3. JP Morgan will be guaranteed a position on the Customer Advisory Board. This Board will drive the development of Opus Xchange for as long as JP Morgan is a customer of Opus360.

4. JP Morgan will assist Opus360 to produce a case study documenting the benefits of the Opus360 solutions in lieu of an internally developed application.

5. JP Morgan will approve a press release announcing the partnership at a mutually agreeable time.

6. JP Morgan will pay Opus360 an annual Fee for the Opus Xchange service. Proposed pricing for the Opus Xchange service is as follows:

OPUS XCHANGE

Opus360 will charge JP Morgan an annual, fixed subscription fee for usage of the Opus Xchange service plus a per requisition fee based on the aggregate number of requisitions or transactions

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over the Opus Xchange service. [***]

Additional requisitions for full-time recruiting requirements will also be included.

PRICING

[***]

Prepayment: There will be a one-time fee of [***] payable upon the execution of an agreement consistent with this memorandum of understanding. Half of the prepayment will be applied to the setup and configuration of the application and half will cover the first year's subscription payment. [***]

J.P. Morgan will receive [***] upon the execution of an agreement consistent with this memorandum of understanding.

OTHER:

This deal sheet is valid through December 14, 1999.

JP Morgan Corporation                               Opus360 Corporation

By:______________________________                   By:________________________
                                                       Ari Horowitz
                                                       Chairman & CEO

Date:____________________________                   Date:______________________